EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2003 (except for the matters discussed in Note 16, as to which the date is March 10, 2003), relating to the consolidated financial statements of Quanta Services, Inc. and its subsidiaries for the year ended December 31, 2002, which appears in the December 31, 2002 annual report on Form 10-K of Quanta Services, Inc.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Houston, Texas

June 4, 2003